Exhibit (a)(55)
JANUS INVESTMENT FUND
Certificate Redesignating
INTECH U.S. Value Fund
INTECH U.S. Growth Fund
INTECH Global Dividend Fund
INTECH International Fund
     The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the “Trust”), being duly authorized by a majority of the duly elected and qualified Trustees of the Trust acting pursuant to Sections 3.6 and 4.1 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as further amended from time to time (the “Declaration”), does hereby certify that, by affirmative vote of all members of the Trustees at a meeting held on September 17, 2014, (1) INTECH U.S. Value Fund was redesignated as INTECH U.S. Managed Volatility Fund; (2) INTECH U.S. Growth Fund was redesignated as INTECH U.S. Managed Volatility Fund II; (3) INTECH Global Dividend Fund was redesignated as INTECH Global Income Managed Volatility Fund; and (4) INTECH International Fund was redesignated as INTECH International Managed Volatility Fund (each a “Fund”), with each such redesignation to be effective on or about December 17, 2014.
     All of the current rights and preferences of each Fund remain in full force and effect, as set forth in the Declaration.
     The undersigned further certifies that she has been duly authorized by the Trustees of the Trust to take all necessary action to file a copy of this Certificate with the Secretary of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration.
     IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.

Dated: December 12, 2014	/s/ Stephanie Grauerholz Stephanie Grauerholz, Secretary

ACKNOWLEDGMENT

STATE OF COLORADO	)
	)	ss.
CITY AND COUNTY OF DENVER	)
     BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz, Secretary of Janus Investment Fund, a Massachusetts business trust, who, after being first duly sworn, stated that she executed the foregoing document for the consideration therein expressed and in the capacity therein stated.
     SUBSCRIBED AND SWORN TO this 12th day of December, 2014.
My Commission Expires:

6/16/2015	/s/ Lynn M. Donaldson-Otto Notary Public – Lynn M. Donaldson-Otto
[Notary Seal]